                                                                 EXHIBIT 10.9(n)

                      PEDIATRIC SERVICES OF AMERICA, INC.

                   NON-QUALIFIED DEFERRED COMPENSATION PLAN



                                         Prepared by:

                                         REISH & LUFTMAN
                                         A PROFESSIONAL CORPORATION
                                         ATTORNEYS AT LAW
                                         Tenth Floor
                                         11755 Wilshire Boulevard
                                         Los Angeles, California  90025
                                         (310) 478-5656
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                      PEDIATRIC SERVICES OF AMERICA, INC.
                   NON-QUALIFIED DEFERRED COMPENSATION PLAN


          THIS NON-QUALIFIED DEFERRED COMPENSATION PLAN is adopted by PEDIATRIC SERVICES OF AMERICA, INC., a Georgia corporation (the "Company"), effective as of January 1, 2000 (the "Effective Date"), with reference to the following:

          A. The Company is establishing this Plan to provide key employees a tax deferred, capital accumulation, retention program.

          B. This Plan is intended to provide benefits to a select group of management or highly compensated personnel in order to attract and retain the highest quality executives. Therefore, this Plan is not intended to be a
                                                     ---
qualified plan within the meaning of sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          C. This Plan is intended to be an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Company contributions and voluntary compensation deferrals shall be held in a "Rabbi Trust," as that term is defined in Revenue Procedure 92-64, 1992-2 C.B. 422.

          NOW, THEREFORE, the Company hereby adopts the PEDIATRIC SERVICES OF AMERICA, INC. NON-QUALIFIED DEFERRED COMPENSATION PLAN on the following terms and conditions:

          1.   Definitions.  Whenever used in this Plan, the following words and
               -----------
phrases shall have the meaning set forth below, unless a different meaning is expressly provided or plainly required by the context in which the words or phrases are used

          1.1  Beneficiary means a person designated by a Participant to
               -----------
receive Plan benefits in the event of the Participant's death.

          1.2  Board means the Board of Directors of the Company and its
               -----
successors.

          1.3  Change in Control of Company means.

          (A) a change in ownership, holding or power to vote more than fifty percent (50%) of the voting stock of the Company;

          (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors still in office of the Company who were directors at the beginning of the period;

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          (C)  the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

          (D) substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within the "controlled group of corporations" (as defined in section 1563 of the Internal Revenue Code of 1986) in which the Company is a member

          (E) the Company voluntarily files a petition for bankruptcy under federal bankruptcy law, or an involuntary bankruptcy petition is filed against the Company under federal bankruptcy law, which is not dismissed within 120 days of the filing;

          (F) the Company makes a general assignment for the benefit of creditors;

          (G) the Company seeks or consents to the appointment of a trustee, receiver, liquidator or similar person; or

          (H) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

          1.4. Company means Pediatric Services of America, Inc., a Georgia
               -------
corporation.

          1.5. Disability means (A) "disability" as defined in any group long-
               ----------
term disability policy or program sponsored by the Company and in effect at the time a Participant who has suffered a physical or mental impairment makes application under this Plan for a disability distribution, or (B) if no such policy or program is in force at such time, "disability" as defined in section 1382c(a)(3) of volume 42 of the United States Code and regulations promulgated thereunder, provided, however, that the disability (whether under the definition in (A) or in (B)) must be of a duration of at least six (6) consecutive months from the date the Participant suffers the disability notwithstanding any different requirements of duration under either definition in the actual policy or program or in the United States Code, respectively.

          A Participant who has suffered a Disability shall be Disabled within the meaning of this Section 1.5.

          The determination of whether a Participant is Disabled within the meaning of this Section 1.5 shall be made by the Plan Committee. A Participant who believes he has suffered a Disability within the meaning of this Section 1.5 shall make application to the Plan Committee, on a form prescribed by the Plan Committee, for a determination of whether he is Disabled under the terms of this
Section 1.5. The Participant shall make such written application to the Plan Committee on or after the date which is at least five (5) consecutive months following the date he

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first suffered the impairment under consideration. Any determination by the Plan
Committee that a Disability exists under the provisions of this Section 1.5 shall be effective only after the date the Disability has existed for six (6) consecutive months. All determinations made by the Plan Committee shall be final, and no Participant shall be considered Disabled for any purpose whatsoever under the provisions of this Plan if determined not to be Disabled by the Plan Committee under the procedures set forth in this Section 1.5.

          The Plan Committee shall notify each Participant who has made application under this Section 1.5, in writing, of his determination within three (3) months of the date the Plan Committee receives the Participant's application hereunder. The Participant shall cooperate in providing any information to the Plan Committee which it requires in making its determination, including, but not limited to, access to the Participant's medical records, direct contact with his physician and physical examination by a physician selected by the Company. Any Participant who does not fully cooperate shall be deemed not Disabled by the Plan Committee and so notified.

          1.6.  Key Employee means an employee of the Company, selected by the
                ------------
Board, who is a member of a select group of management or highly compensated employees within the meaning of (S)2520.104-23 of the Department of Labor ERISA Regulations.

          1.7.  Participant means (A) a Key Employee designated by the Board, in
                -----------
writing, to participate in the benefits under the Plan who timely files a written election pursuant to Section 2.4, below, and (B) a former Employee who, at the time of his termination from employment, retirement, death, or occurrence of Disability, retains, or whose beneficiary retains, benefits earned under the Plan in accordance with its terms.

          1.8.  Plan means the Pediatric Services of America, Inc.  Non-
                ----
Qualified Deferred Compensation Plan established by this document and the Trust Agreement established in connection herewith.

          1.9.  Plan Committee means the body of individuals, and their
                --------------
successors, appointed by the Board to handle the day-to-day responsibilities of administering the Plan.

          1.10. Plan Year means, the twelve (12)-consecutive-month period
                ---------
beginning each January 1 and ending each December 31.

          1.11. Plan Year Compensation means for purposes of the elections
                ----------------------
under Section 2.4 of the Plan, Plan Year Compensation shall consist of annual base salary.

          1.12. Trust Agreement means the grantor trust established in
                ---------------
connection with this Plan between the Company as grantor and the Trustee.

          1.13. Trustee means Joseph D. Sansone, or any successor trustee named
                -------
to succeed such Trustee under the terms of the Trust Agreement established in connection with this Plan.

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          2.    Participation.
                -------------

          2.1.  Eligibility.  A Key Employee of the Company is eligible to
                -----------
participate in this Plan on the Entry Date first following the date as of which each of the following events has occurred:

          (A) the Board has designated him in writing as a Participant in the Plan;

          (B) the Key Employee has made a Written Election in accordance with the terms of Section 2.4 below; and

          (C) the Key Employee has completed the lesser of either: (i) twelve months of continuous service, or (ii) another number of months of continuous service determined and approved by the President of the Company.

          2.2.  Entry Date.  Any Key Employee who has met the Eligibility
                ----------
requirements specified in Section 2.1 as of the Effective Date of this Plan shall become a Participant in the Plan as of the Effective Date. Any Key Employee of the Company who meets the Eligibility requirements specified in
Section 2.1 after the Effective Date of this Plan shall become a Participant on the first day of the payroll period immediately following the date on which he has met the Eligibility requirements.

          2.3.  Designation.  The Board shall designate for each Plan Year, in
                -----------
writing, the name of each Key Employee who shall be entitled to participate in the Plan for the Plan Year and the tier to which each Key Employee shall be a member. Such designation by the Board shall occur on a date such that each designated Key Employee shall have sufficient time to make his Written Election as required by Section 2.4 below.

          2.4.  Written Election by Participant.  Each Key Employee designated
                -------------------------------
by the Board as a Participant for a Plan Year shall submit to the Plan Committee a Written Election within 30 days before or after the first such Plan year in
which he will be a Participant.   If a key Employee becomes a Participant after
the first day of a Plan Year, he shall have 30 days before or after the first day of participation to submit the Written Election.

          (A) Such Written Election shall be made on the form presented to the Key Employee by the Plan Committee and shall set forth:

          (1)   his participation in this Plan under the terms hereof;

          (2) the percentage of Plan Year Compensation the Key Employee has determined to defer under the Plan for the Plan Year, pursuant to Section 3.1 below;

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          (3)   the investment vehicles into which the Key Employee requests to invest his Participant Deferral Account and his Company Contribution Account and the percentage of his Participant Deferral Account and his Company Contribution Account allocated to each elected investment vehicle;

          (4) the date on which his benefit is to be distributed which is the earlier of a specific date or when he terminates employment with the Company due to termination of service, retirement, Disability or death;

          (5) the form in which his benefit is to be distributed upon termination of service or retirement;

          (B) A Participant may change a submitted Written Election in accordance with the following:

          (1) A Participant may request to change the investment vehicle(s) and the percentage of his Participant Deferral Account and his Company Contribution Account allocated to each investment vehicle by completing and submitting any form or forms required by the Company. Any changes made shall be at the sole discretion of the Plan Committee and shall be effective on the first day of the quarter following the quarter in which the form was submitted to the Plan Committee;

          (2) A Participant may change the date or form of distribution by submitting a new Written Election to the Company, provided that such change is submitted at least sixty (60) days prior to the original date of distribution, the new date of distribution is subsequent to the original date of distribution, and only one change may be made after the original election.

          (3)   The portion of Plan Year Compensation deferred pursuant to
                Section 3.1 may not be changed more frequently than each Plan Year.

          2.5.  Duration of Participation.  Any Key Employee who has become a
                -------------------------
Participant at any time shall remain a Participant, even though he is no longer an Active Participant, until his entire benefit under the terms of the Plan has been paid to him (or to his Beneficiary in the event of his death), at which time he ceases to be a Participant.

          2.6.  Maintenance of Records.  The annual Designation of Participants
                ----------------------
by the Board shall be maintained in the corporate minute book. The Written Elections by Participants shall be maintained in the corporate records with all other files pertaining to this Plan by the Board.

          3.    Contributions and Allocation.
                ----------------------------

          3.1   Participant Contributions.
                -------------------------

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          (A)   A Participant may elect to defer a portion of his Plan Year
Compensation each Plan Year, up to a the maximum amount allowed, from the following schedule, for the tier to which such Participant is a member:

               Tier        Maximum Deferral %
               ----        ------------------
               Tier 1             100%
               Tier 2              25%
               Tier 3              12%
               Tier 4              10%

          Once a Participant's contributions for a Plan Year has reached his elected dollar amount, such Participant shall not be allowed to defer additional portions of his Plan Year Compensation for the remainder of the Plan Year. Any deferred amounts in excess of his elected dollar amount shall be refunded to the Participant as soon as practicable.

          3.2.  Company Contributions.  On behalf of each Participant for any
                ---------------------
Plan Year, the Company may contribute to the Plan an amount equal to a percentage of the amount each Participant contributes to the Plan as a Participant Contribution. The applicable percentage of the amount contributed by each Participant shall be determined and authorized by the Board.

          3.3.  Allocation of Participant Contributions.  All amounts which a
                ---------------------------------------
Participant elects to defer under the terms of this Plan shall be allocated to his Participant Deferral Account. Each such Participant Deferral Account shall be credited with earnings as provided in Section 3.5 below.

          3.4. Allocation of Company Contributions. In each Plan Year, the
               -----------------------------------
amount of any contribution determined for each Participant under Section 3.1 above shall be allocated to the Company Contribution Account of each Participant by the first day of the month following the time in which the deferral from pay was made. Each such Company Contribution Account shall be credited with earnings as in Section 3.5 below.

          3.5.  Credited Earnings.

          (A) The amount credited to the Participant Deferral Account and Company Contribution Account of each Participant shall be deemed to be invested and reinvested in mutual funds, stocks, bonds, securities, and any other asset or investment vehicles, as may be selected by the Plan Committee in its sole discretion.

          (B) Although each Participant shall have the right to request, among the investment vehicles designated by the Plan Committee, the investments in which all amounts allocated to his Participant Deferral Account and his Company Contribution Account are deemed to be invested and to request to change such designation, the actual selection is within the Plan Committee's sole discretion.

          (C) At the close of each calendar quarter, the Participant Deferral Account and Company Contribution Account of each Participant shall be credited or charged with income,

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gains, losses, and expenses of investments deemed held in such account at the close of each calendar quarter.

          (D) A Participant, by electing to participate in this Plan, agrees that neither the Company nor the Plan Committee has any liability for the investment results of the assets set aside in the rabbi trust.

          (E) The Trustee, as directed by the Plan Committee, shall have the duty and sole authority to invest the trust assets and funds in accordance with the terms of the Trust Agreement, and all rights associated with the trust assets shall be exercised by the Trustee, as designated by the Board.

          3.6.  Forfeitures. If any amount of Participant Contributions are
                -----------
forfeited in any year, such forfeited amounts shall be returned to the Company or used to reduce future employer contributions.

          3.7.  Funding.  The assets of the Plan shall be held under the Trust
                -------
Agreement (a "grantor trust") designated in Article I above. As such, the Plan is intended to be an unfunded plan for purposes of the requirements of ERISA and the Code.

          Notwithstanding the provisions under the terms of the Plan that amounts contributed to this Plan, plus earnings thereon, shall be allocated to separate Accounts of Participants, all such amounts credited to such individual Accounts shall remain the general assets of the Employer, and as such shall remain subject to the claims of the general creditors of the Company. This Plan and the related Trust Agreement do not create, nor does any Employee, Participant or Beneficiary have, any right with respect to any specific assets of the Company.

          4.    Vesting of Benefits.
                -------------------

          4.1.  Vesting of Participant Deferral Accounts.  The Participant
                ----------------------------------------
Deferral Account of each Participant shall be one hundred percent (100%) vested in such Participant at all times. However, in the event of an Unplanned In-Service Benefit of Section 5.7, a portion of such Account shall be forfeited in accordance with Section 5.7.

          4.2.  Company Contribution Account.  The Company Contribution Account
                ----------------------------
of each Participant shall be one hundred percent (100%) vested in such Participant at all times. However, in the event of an Unplanned In-Service Benefit of Section 5.7, a portion of such Account shall be forfeited in accordance with Section 5.7.

          5.    Types of Benefits.
                -----------------

          5.1.  Retirement Benefit.  A Participant's Retirement Benefit is the
                ------------------
unpaid balance of his Participant Deferral Account and his Company Contribution Account which equals the total of all contributions made by the Participant and allocated to his Participant Deferral Account, all vested contributions made by the Company and allocated to his Company Contribution Account, and all earnings credited to his Participant Deferral Account and his

Company Contribution Account in accordance with the terms of the Plan and the Trust Agreement, less any distributions already paid.

          5.2.  Projected Retirement Benefit.  A Participant's Projected
                ----------------------------
Retirement Benefit is a projection of such Participant Retirement Benefit upon the date of his retirement at age 65, taking into account his past Participant Contributions allocated to his Participant Deferral Account, and the fixed annual rate of earnings determined by the Board.

          5.3.  Termination of Service Benefit.  If a Participant elects to
                ------------------------------
receive his Retirement Benefit upon termination of his employment with the Company, or if a Participant's employment with the Company terminates prior to distribution of his In-Service Benefit, the Company will pay his Retirement Benefit, calculated under Section 5.1, under the applicable form elected by the Participant in his Written Election.

          5.4.  Disability Benefit. If a Participant becomes Disabled as defined
                ------------------
in Section 1.5 above, the Company will pay his Retirement Benefit, calculated under Section 5.1, under the applicable form elected by the Participant in his Written Election. If such Disabled Participant's life is insured under a life insurance contract acquired in connection with the Plan and such life insurance contract contains a waiver of premiums benefit in the event of Disability, then the amount that would have been such Participant's Contribution had such Participant not suffered a Disability shall continue to be contributed to his Participant Deferral Account, up to the following limits:

               Age in which Disability Occurred    Maximum Amount
                           19-30                       $30,000
                           31-40                       $40,000
                           41-59                       $50,000
                           60-65                       $     0

          5.5.  Death Benefit.
                -------------

          (A) If a Participant dies after a distribution has commenced, the Company will continue the payments of such distribution otherwise due to the Participant to his designated Beneficiary, under the applicable form elected by the Participant in his Written Election.

          (B) If a Participant dies before a distribution has commenced and the Company has not purchased a life insurance contract in connection with such Participant's Retirement Benefit, the Company will pay the Participant's designated Beneficiary his Retirement Benefit as determined under Section 5.1 above, under the applicable form elected by the Participant in his Written Election.

          (C) If a Participant dies before a distribution has commenced and the Company has acquired a life insurance contract in connection with such Participant's Retirement Benefit, the Company will pay the Participant's designated Beneficiary his Projected Retirement Benefit as determined under
Section 5.2, under the applicable form elected by the Participant in his Written Election.

          5.6.  In-Service Benefit.  A Participant may designate a date ("In-
                ------------------
Service Benefit Date") that is at least five (5) years after the effective date of his election to defer his Plan Year Compensation, in which he will receive a distribution of his Participant Contribution, without Credited Earnings attributable to such Participant Contribution ("In-Service Benefit"). Such Credited Earnings and Company Contributions contributed to match such Participant Contributions shall be distributed in the form of a lump sum upon termination of service; provided that such Participant must be an employee of the Company on the In-Service Benefit Date in order to receive such In-Service Benefit.

          5.7.  Unplanned In-Service Benefit. A Participant may elect to receive
                ----------------------------
his Retirement Benefit as an Unplanned In-Service Benefit at any time by providing the Plan Committee with a written election to do so. In consideration for receiving an Unplanned In-Service Benefit, such Participant shall permanently forfeit an amount equal to ten percent (10%) of his Retirement Benefit and forgo all future participation in the Plan.

          5.8.  Financial Hardship Benefit.  A Participant may request a portion
                --------------------------
of his Retirement Benefit as a Financial Hardship Benefit at any time by providing the Plan Committee, to its satisfaction, with a written election to do so, proof of an unforeseeable financial hardship, and proof that all other financial resources have been explored and utilized. The amount of a Financial Hardship Benefit shall be limited to the lesser of the amount needed for the financial hardship or such Participant's Retirement Benefit. In consideration for receiving a Financial Hardship Benefit, such Participant shall forgo all future participation for the remainder of the Plan Year and the following Plan Year.

          6.    Distributions.
                -------------

          6.1.  Form of Benefits.  The Company shall pay benefits in the form
                ----------------
associated with Type of Benefit elected by the Participant, and, to the extent a Type of Benefit may be distributed in various forms, the Company shall pay benefits in the form elected by the Participant. The forms of benefits associated with the Types of Benefits are the following:

          (A) Retirement Benefit, Termination of Service Benefit, Disability Benefit, and Death Benefit shall be paid in (i) one lump sum; (ii) 5 yearly installments; (iii) 10 yearly installments; or (iv) 15 yearly installments.

          (B)   In-Service Benefit shall be paid in 4 equal yearly installments;

          (C)   Unplanned In-Service Benefit shall be paid in one lump sum; and

          (D)   Financial Hardship Benefit shall be paid in one lump sum.

          6.2   Commencement of Payments. The Company will pay, or begin to pay,
                ------------------------
the Types of Benefits under this Plan to the Participant in accordance with the following:

          (A) Retirement Benefit, Termination of Service Benefit, Disability Benefit, and Death Benefit payments shall commence no later than January 15 of the Plan Year following the Plan Year in which the Participant retires, terminates service, becomes disabled, or dies;

          (B) In-Service Benefit payments shall commence on the date designated by the Participant on his Written Election pursuant to Section 2.4, provided that such payments are from Participant Contributions that have been in such Participant's Account for at least five years;

          (C) Unplanned In-Service Benefit payments shall commence no later than one hundred and twenty (120) days after a written request for an Unplanned In-Service Benefit is received by the Committee;

          (D) Financial Hardship Benefit payments shall commence no later than one hundred twenty (120) days after a request for a Financial Hardship Benefit is approved by the Plan Committee.

          7.    Amendment, Termination of Plan, Change in Control.

          7.1.  Amendment.  The Company reserves the right to amend the Plan at
                ---------
any time by resolution of the Board. The Board will determine the effective date of any such amendment. The amendment may not deprive any Participant or Beneficiary of any portion of a benefit under the terms of this Plan at the time of the amendment.

          7.2.  Termination of Plan. The Company reserves the right to terminate
                -------------------
the Plan at any time by resolution of the Board. In the event of Plan termination, the Company will calculate the Retirement Benefit of each Participant and distribute such amounts to the Participant or Beneficiary in a lump sum within thirty (30) days of the Plan's termination.

          7.3. Change in Control. In the event of a Change in Control, the Plan shall terminate and the provisions of Section 7.2 shall control.

          8.    Benefits not Funded.  Participants and Beneficiaries have the
                -------------------
status of unsecured creditors of the Company, and the Plan constitutes a mere promise by the Company to make benefit payments in the future. A Participant's or Beneficiary's interest in the Plan is an unsecured claim against the general assets of the Company, and neither the Participant nor a Beneficiary has any right against the account until the Plan has distributed the benefit. All amounts credited to an account are the general assets of the Company and may be disposed of or used by the Company in such manner as it determines.

          Notwithstanding the first paragraph of this Article VIII, the Company will transfer sufficient cash to a trust pursuant to a Trust Agreement, a copy of which is attached. Such Trust Agreement created by the Company is intended to be a grantor trust, and any assets held by such trust to assist the Company in meeting its obligations under the Plan will conform to the terms of the model trust, as described in Revenue Procedure 92-64, 1992-2 C.B. 422, promulgated by the Internal Revenue Service. The Company will make a transfer of cash to the trust annually in the amount necessary to pay the deferred compensation required.

          It is the intention of the parties that this Plan and the accompanying Trust Agreement shall constitute an unfunded arrangement maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

          9.    Miscellaneous.
                -------------

          9.1   Designation of Beneficiary. Each Participant shall designate, in
                --------------------------
writing, prior to the date he first becomes a Participant in the Plan, one or more beneficiaries to receive his benefit under the provisions of Section 5.5. The Participant shall file the written designation with the Plan Committee. The Participant may revoke a previous beneficiary designation by filing a new written beneficiary designation with the Plan Committee.

          In any event, if a Participant or Beneficiary who has designated another Beneficiary is divorced, all beneficiary designations executed prior to the effective date of the dissolution of marriage (or other decree or order entered under applicable state law) are automatically revoked under the terms of this Section 9.1. In such event, the Participant or Beneficiary may designate one or more Beneficiaries in accordance with the terms of this Section 9.1. If none is made following the effective date of the dissolution of the marriage, the individual's benefit shall pass under the laws of intestate succession and the terms of the next following paragraph.

          If a Participant fails to file a valid designation of beneficiary with the Plan Committee under the provisions of this Section 9.1, or if a designated Beneficiary fails to survive to receive any or all payments due hereunder, then the death benefit payable under this Plan shall be payable to the Participant's (or the Beneficiary's) spouse; if no spouse survives, then to the Participant's (or Beneficiary's) children, with equal shares among living children and with the living descendants of a deceased child receiving equal portions of the deceased child's share; in the absence of spouse or descendants, to the Participant's (or Beneficiary's) parents; and in the absence of spouse, descendants or parents, to the Participant's (or Beneficiary's) brothers and sisters, with the living descendants of a deceased brother and those of a deceased sister receiving equal portions of the deceased brother's or sister's share; in the absence of any of the persons name herein, to the Participant's (or Beneficiary's) estate.

          For purposes of this Section 9.1, the term "descendant" means all persons who are descended from the person referred to either by birth to or legal adoption by such person, and "child" or "children" includes adopted children.

          9.2.  Benefits Not Assignable.  The rights of each Participant are not
                -----------------------
subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant nor any Beneficiary. Neither the Participant nor Beneficiary may assign, transfer or pledge the benefits under this Plan. Any attempt to assign, transfer or pledge a Participant's benefits under this Plan is void.

          9.3.  Benefit.  This Plan constitutes an agreement between the Company
                -------
and each of the Participants which is binding upon and inures to the Company, its successors and assigns and upon the Participant and his heirs and legal representatives.

          9.4.  Headings. The headings of the Articles and Sections of this Plan
                --------
are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

          9.5.  Notices.  All notices, requests, demands, and other
                -------
communications under this Plan shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified (return receipt requested), postage prepaid, and properly addressed to the last known address to each party as set forth on the first page thereof. Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

          9.6.  No Loans.  The Plan does not permit any loans to be made to any
                --------
Participant or Beneficiary.

          9.7.  Gender Usage.  The use of the masculine gender includes the
                ------------
feminine gender for all purposes of this Plan.

          9.8.  Expenses.  Costs of administration of the Plan shall be paid by
                --------
the Company.

          9.9.  Claims Review Procedure.
                -----------------------

          (A) A claim for benefits may be filed, in writing, with the Plan Committee. A written disposition of a claim shall be furnished to the claimant with a reasonable time after the claim for benefits is filed. In the event a claim for benefits is denied, the Plan Committee shall provide the claimant with the reasons for denial.

          (B) A claimant whose claim for benefits was denied may file for a review of such denial, with the Plan Committee, no later than 60 days after he has received written notification of the denial.

          (C) The Plan Committee shall give a request for review a full and fair review. If the claim for benefits is denied upon completion of a full and fair review, notice of such denial shall be provided to the claimant within 60 days after the Plan Committee's receipt of such written claim for review. This 60-day period may be extended in the event of special circumstances. Such special circumstances shall be communicated to the claimant in writing within the 60-day period. If there is an extension, a decision shall be made as soon as possible, but not later than 120 days after receipt by the Plan Committee of such claim for review.

          (D) If benefits are provided or administered by an insurance company, insurance service, or other similar organization which is subject to regulation under the insurance laws, the claims procedure relating to these benefits may provide for review. If so, that company, service, or organization will be the entity to which claims are addressed.

          9.10. No Other Agreements or Understandings.  This Plan represents
                -------------------------------------
the sole agreement between the Company and Participants concerning its subject matter and it supersedes all prior agreements, arrangements, understandings, warranties, representations, and statements between the parties concerning its subject matter.

          10.   Administration.
                --------------

          10.1. Plan Committee.  The Plan shall be administered by the Plan
                --------------
Committee. The Plan Committee shall have full authority and power to administer and construe the Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Plan Committee shall have the following powers and duties:

          (A) To make and enforce such rules and regulations as it deems necessary or proper for the administration of the Plan;

          (B) To interpret the Plan and to decide all questions concerning the Plan;

          (C) To determine the eligibility of any person to participate in the Plan, and to determine the amount and the recipient of any payments to be made under the Plan;

          (D) To designate and value any investments deemed held in the Participant Deferral Accounts and the Company Contribution Accounts;

          (E) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan; and

          (F) To make all other determinations and to take all other steps necessary or advisable for the administration of the Plan.

          All decisions made by the Plan Committee pursuant to the provisions of the Plan shall be made in its sole discretion and shall be final, conclusive, and binding upon all parties.

          10.2. Delegation of Duties.  The Plan Committee may delegate such of
                --------------------
its duties and may engage such experts and other persons as it deems appropriate in connection with administering the Plan. The Plan Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by the Plan Committee, in good faith in reliance upon any opinions or reports furnished them by any such experts or other persons.

          10.3. Indemnification of Committee.  The Company agrees to indemnify
                ----------------------------
and to defend to the fullest extent permitted by law any person serving as a member of the Plan Committee, and each employee of the Company or any of its affiliates appointed by the Plan

Committee to carry out duties under this Plan, against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

          10.4. Liability.  To the extent permitted by law, neither the Plan
                ---------
Committee nor any other person shall incur any liability for any acts or for any failure to act except for liability arising out of such person's own willful misconduct or willful breach of the Plan.

          IN WITNESS WHEREOF, the Company has adopted the Plan on January 1,
2000

                              PEDIATRIC SERVICES OF AMERICA, INC.



                              By: /s/ Joseph D. Sansone
                                  ---------------------
                                  Joseph D. Sansone
                                  President



                              By: /s/ James M. McNeill
                                  --------------------
                                  James M. McNeill
                                  Secretary